Exhibit 10.3

BINDING TERM SHEET

DATAVAULT AI INC. – SCILEX HOLDING COMPANY

Dated: June 24, 2026

This binding term sheet (this “Term Sheet”) sets forth the principal terms upon which Scilex Holding Company, a Delaware corporation (“Scilex”), proposes to make cash or Scilex’s common stock or its subsidiaries’ publicly traded securities contribution to Datavault AI Inc., a Delaware corporation (“Datavault” and, together with Scilex, the “Parties” and each, a “Party”), in exchange for the Bitcoins (BTC) currently held in Datavault’s Biconomy digital wallet (the “Wallet”), on the terms and subject to the conditions set forth below (the “Transaction”).

Term	Description
Parties	Datavault: Datavault AI Inc., a Delaware corporation. Scilex: Scilex Holding Company, a Delaware corporation.
Transaction

At the closing of the Transaction (the “Closing”):

1.
Total BTC purchase from Datavault’s Wallet in the amount of $50 million for 837 BTC.
2.
Scilex will make the first payment in the amount of $30 million as soon as permitted for the BTC purchase from Datavault.
3.
The remaining $20 million will be paid quarterly for the BTC purchases from Datavault, starting Q4-2026 with completion of all BTC purchased in the Wallet by December 31, 2028.
4.
Payment of BTC shall be in cash or freely tradable Scilex common stock or its subsidiaries’ publicly traded securities or combination thereof at the discretion of Scilex.

Definitive Agreement

The Parties will negotiate in good faith and use commercially reasonable efforts to enter into a definitive agreement (the “Definitive Agreement”) reflecting the terms set forth herein and containing such other representations, warranties, covenants, indemnities, conditions, termination rights, and other provisions as are customary for transactions of this type.

Exhibit 10.3

Expenses

Each Party will bear its own costs and expenses (including, without limitation, fees and expenses of counsel, accountants, financial advisors, and other advisors) incurred in connection with the negotiation, preparation, and execution of this Term Sheet, the Definitive Agreement, and the consummation of the Transaction, whether or not the Transaction is consummated.

Public Announcements

Neither Party will issue any press release or make any other public statement regarding this Term Sheet or the Transaction without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), except as required by applicable law, regulation, or stock exchange rule, in which case the disclosing Party will, to the extent permitted, consult with the other Party in advance regarding the timing and content of such disclosure.

Governing Law

This Term Sheet, and any dispute, claim, or controversy arising out of or relating hereto (whether sounding in contract, tort, or otherwise), will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

Jurisdiction; Waiver of Jury Trial

Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court declines jurisdiction, the federal and state courts located in the State of Delaware) in connection with any dispute arising out of or relating to this Term Sheet. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH PROCEEDING.

Entire Agreement

This Term Sheet, together with the Confidentiality Agreement, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, among the Parties with respect thereto.

Exhibit 10.3

Amendment	This Term Sheet may not be amended, modified, or supplemented except by a written instrument signed by both Parties.
Counterparts

This Term Sheet may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by electronic transmission (including PDF or DocuSign or similar electronic signature platform) will be deemed original signatures for all purposes hereunder.

Exhibit 10.3

IN WITNESS WHEREOF, the Parties have executed this Term Sheet as of the date first written above.

DATAVAULT AI INC.

By: /s/ Nathaniel Bradley Name: Nathaniel Bradley

Title: CEO

SCILEX HOLDING COMPANY

By: /s/ Henry Ji, Ph.D. Name: Henry Ji, Ph.D.

Title: CEO